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                                                                      Exhibit 16
                                                                      ----------

                        [Letterhead of Spicer, Jeffries]

                                October 11, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Diomed Holdings, Inc.
         File No. 333-90666

Dear Sir or Madam:

         We have read Item 4(b) included in the Form 8-K, dated October 11, 2002, of Diomed Holdings, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                                 Sincerely,

                                                 /s/ Spicer, Jeffries & Co.